UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

CRYO-CELL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 15, 2013, the Company settled a complaint that was filed against the Company on May 25, 2011 in the United States District Court for the Middle District of Florida. The complaint, which was previously disclosed in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, was for an unspecified amount of monetary damages. The terms of the settlement are confidential. Upon completion of the settlement, the claims in the lawsuit will be dismissed with prejudice. Amounts paid by the Company as a result of the settlement will be $525,000 and will be recorded in the Company’s consolidated financial statements as of November 30, 2013.

Item 9.01	Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.

DATE: November 21, 2013	By:	/s/ David Portnoy
David Portnoy
Chairman and Co-Chief Executive Officer